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                                                                       Exhibit 3

                          REGISTRATION RIGHTS AGREEMENT


        REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of May__, 2000, by and among PHOTOLOFT.COM, a Nevada corporation, with its principal place of business at 300 Orchard City Drive, Campbell, California 95008 (the Company"), and INTELLECT CAPITAL GROUP, LLC, a Delaware limited liability company with its principal place of business at 11111 Santa Monica Boulevard, Suite 650, Los Angeles, California 90025 ("Investor").

WHEREAS:

        A. In connection with that certain Stock Purchase Agreement by and among the parties of even date herewith (the "Stock Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions of the Stock Purchase Agreement, (i) to issue and sell to the Investor shares of the Company's Series B Preferred Stock (the "Preferred Stock"), which will be convertible into shares of the Company's common stock, $.00l par value per share (the "Common Stock") (as converted, the "Conversion Shares") in accordance with the terms of the Company's Certificate of Designations, Preferences and Rights of the Preferred Stock (the "Certificate of Designations"); and

        B. To induce the Investor to execute and deliver the Stock Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws:

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.      DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

        a. "INITIATING INVESTOR" means any Investor or Investors who in the aggregate hold not less than fifty percent (50%) of the outstanding Securities.

        b. "INVESTOR" means the original Investor and any transferee or assignee thereof to whom Investor assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

        c. "OTHER STOCKHOLDERS" means persons other than Investors who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations hereunder.


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        d.      "PERSON" means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

        e. "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the "SEC").

        f. "SECURITIES" means the Conversion Shares issued or issuable upon conversion of the Preferred Stock and any shares of capital stock issued or issuable with respect to the Conversion Shares or the Preferred Stock as a result of any stock split, stock dividend, recapitalization, exchange or similar event.

        g. "REGISTRATION STATEMENT" means a registration statement of the Company filed under the 1933 Act.

        Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Stock Purchase Agreement.

2.      REGISTRATION.

        a.      REQUESTED REGISTRATION.

                (i) If the Company shall receive from the Initiating Holders at any time after six (6) months after the date of this Agreement a written request that the Company effect any registration with respect to at least fifty percent (50%) of the Securities, the Company will: (A) promply give written notice of the proposed registration to all other Investors; and (B) as soon as practicable, use its best efforts to effect such registration (including, without limitation, those obligations set forth in
                        Section 3 hereof) as would permit or facilitate the sale and distribution of all or such portion of such Securities as are specified in such request, together with all or such portion of the Securities of any Investor or Investors joining in such request as are specified in a written request received by the Company within twenty (20) days after the written notice referenced above is mailed or delivered.

                (ii) The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2a:

                        (A) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in


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                                effecting such registration, qualification or
                                compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the 1933 Act;

                        (B) after the Company has initiated one (1) such registration pursuant to this Section 2a (counting for these purposes only registrations which have been declared or ordered effective and pursuant to which securities have been sold and registrations which have been withdrawn by the Investors as to which the Investors have not elected to bear the registration expenses set forth in Section 5 hereof);

                        (C)     during the period starting with the date sixty
                                (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                        (D) if the Initiating Investors propose to dispose of Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 2d hereof.

                (iii) Subject to the foregoing clauses (i) and (ii), the Company shall file a registration statement covering the Securities so requested to be registered as soon as practicable after the receipt of the request of the Initiating Investors; provided, however, that if (A) in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company and the Board of Directors concludes, as a result, that it is essential to defer the filing of such registration statement, then the Company shall have the right to defer such a filing for the period during which such disclosure would be seriously detrimental, provided that (except as provided in clause (ii) (C) above), the Company may not defer the filing for a period of more than ninety (90) days after receipt of the request of the Initiating Investors, and provided further that the Company shall not defer its obligation in this manner more than once in any twelve
                        (12) month period. The registration statement filed pursuant to the request of the Initiating Investors may, subject to the provisions of this clause (iii) and
                        Section 3p hereof, include other securities of the Company, with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company.


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                (iv)    If any offering pursuant to a Registration Statement
                        pursuant to this Section 2(a) involves an underwritten offering, the right of any Investor to registration pursuant to this Section 2(a) shall be conditioned upon such Investor's participation in such underwriting and the inclusion of such Investor's Securities in the underwriting to the extent provided herein. An Investor may elect to include in such underwriting all or a part of the Securities he or she holds.

                (v) If the Company shall request inclusion in any registration pursuant to this Section 2(a) securities sold for its own account, or if any Other Stockholders shall request inclusion in any registration pursuant to this Section 2, the Initiating Investors shall, on behalf of all Investors, offer to include such securities in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Agreement. The Company shall (together with all Investors and Other Stockholders) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Investors, but subject to the Company's reasonable approval. Notwithstanding any other provision of this Section 2, if the representative of the underwriters advises the Initiating Investors in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated as set forth in Section 3p hereof. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Investors. Any Securities or other securities held by the person so excluded shall also be withdrawn from the registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this clause
                        (v), then the Company shall offer to all Investors who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Investors requesting additional inclusion in accordance with Section 3p hereof.

                (vi) Penalty - Registration Statement. If a Registration Statement is not filed with the SEC on or before the sixtieth (60th) day following the Requested Registration, then, as partial relief for the damages to Investor by reason of any such delay in or


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                        reduction of its ability to sell the underlying shares
                        of Common Stock (which remedy shall not be exclusive of any other remedies at law or in equity), the Company will pay as liquidated damages a cash amount of Twenty Thousand Dollars ($20,000) per month, pro rated daily for each partial month for which the filing of the Registration Statement is delayed.

        b.      COMPANY REGISTRATION.

                (i) If the Company shall determine to register any of its securities either for its own account or for the account of a security holder or holders exercising their respective demand rights (other than pursuant to Section 2a hereof), other than a registration relating solely to employee benefit plans, or a registration relating solely to a transaction under Rule 145 of the 1933 Act, or a registration on any registration form that does not permit secondary sales, the Company will: (A) promply give to each Investor written notice thereof; and (B) use its best efforts to include in such registration (and any related qualification under blue sky laws), except as set forth in Section 2c(ii) hereof, and in any underwriting involved therein, all the Securities specified in a written request or requests made by any Investor and received by the Company within twenty (20) days after the written notice from the Company described above is mailed or delivered by the Company. Such written request may specify all or a part of an Investor's Securities. No right to registration of Securities under this Section 2b shall be construed to limit any registration required under Section 2a.

                (ii) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Investors as a part of the written notice given pursuant to
                        Section 2b(i) above. In such event, the right of any Investor to registration pursuant to this Section 2b shall be conditioned upon such Investor's participation in such underwriting. All Investors proposing to distribute their securities through such underwriting shall (together with the Company and the Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company. Notwithstanding any other provision of this Section 2b, if the representative of the underwriters advises the Company in writing that in their reasonable good faith opinion, marketing or other factors dictate that a limitation on the number of shares of Common Stock which may be included in the registration statement is necessary to facilitate and not adversely affect the proposed offering, then the Company shall include in


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                        such registration: (1) first, all securities the Company
                        proposes to sell for its own account, (2) second, up to the full number of securities proposed to be registered for the account of the holders of securities entitled to inclusion of their securities in the registration statement by reason of demand registration rights, and
                        (3) third, the securities requested to be registered by the Investors and other holders of securities entitled to participate in the registration, drawn from them pro rata based on the number each has requested to be included in such registration. If any person does not agree to the terms of any such underwriting, he or she shall be excluded therefrom by written notice from the Company or the underwriter. Any Securities or other securities so excluded or withdrawn from such underwriting shall be withdrawn from such registration. If shares are so withdrawn and if the number of shares of Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section 3p hereof.

        c. REGISTRATION ON FORM S-3. The Company is currently not eligible for the use of Form S-3. Therefore (i) the Company, with the consent of each Investor pursuant to Section 2a, shall register the sale of the Securities on another appropriate form, such as Form S-1 or Form SB-2, and (ii) the Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 2, the Investors shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Securities to be disposed of and the intended methods of disposition of such shares by such Investor or Investors), provided, however, that the Company shall not be obligated to effect any such registration if (i) the Investors, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $500,000, or (ii) in a given twelve (12) month period, after the Company has effected one (1) such registration in any such period. The provisions of
                Section 2a and 2b shall also apply to any such registration under this Section 2c.


3.      RELATED OBLIGATIONS.

        In the case of each registration effected by the Company pursuant to
Section 2 hereof, the Company will keep each Investor advised in writing as to the initiation of


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such registration and as to the completion thereof. The Company shall have the following obligations:

        a. Keep such registration effective for a period of one hundred twenty (120) days or until the Investor or Investors have completed the distribution described in the registration statement relating thereto, which ever first occurs; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Investor refrains from selling any Securities included in such registration at the request of an underwriter of Common Stock or other securities of the Company; and (ii) in the case of any registration of Securities on Form S-3 or other form which are intended to be offered on a continuous or delayed basis, such one hundred twenty (120) day period shall be extended, if necessary, to keep the registration statement effective until all such Securities are sold, provided that Rule 415, or any successor rule under the 1933 Act, permits an offering on a continuous or delayed basis; and provided further that the right of any Investor to request registration or inclusion in any registration pursuant to
Section 2 hereof shall terminate on the earlier of (x) the date as of which such Investor may sell all of his or her Securities without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) or (y) the date on which (A) the Investor shall have sold all of his or her Securities and
(B) none of the Preferred Stock is outstanding (the "Registration Period") No Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) to be utilized in such registration shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

        b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement(s) and the prospectus(es) used in connection with the Registration Statement(s), which prospectus(es) are to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep the Registration Statement(s) effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Securities of the Company covered by the Registration Statement(s).

        c. The Company shall furnish to each Investor whose Securities are included in the Registration Statement(s) and its legal counsel without charge
(i) promptly after the same is prepared and filed with the SEC at least one copy of the Registration Statement and any amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits, the prospectus(es) included it such Registration Statement(s) (including each preliminary prospectus) and, with regards to the Registration Statement, any correspondence by or on behalf of the Company to the SEC or the staff of the SEC and any correspondence from the SEC or the staff of the SEC to the Company or its representatives, (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents, including any preliminary


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prospectus, as such Investor may reasonably request in order to facilitate the disposition of the Securities owned by such Investor.

        d. The Company shall use reasonable efforts to (i) register and qualify the Securities covered by the Registration Statement(s) under such other securities or "blue sky" laws of such jurisdictions in the United States as any Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to quality the Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3d, (B) subject itself to general taxation in any such jurisdiction, or (C) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify each Investor who holds Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

        e. As promptly as practicable after becoming aware of such event, the Company shall notify each Investor in writing of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to each Investor (or such other number of copies as such Investor may reasonably request). The Company shall also promptly notify each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to each Investor by facsimile on the same day of such effectiveness and by overnight mail) (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

        f. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Investor who holds Securities being sold


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(and, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

        g. The Company shall permit the Investors a single firm of counsel or such other counsel as thereafter designated as selling stockholders' counsel by the Investors who hold a majority of the Securities then being sold, to review and comment upon the Registration Statement(s) and all amendments and supplements thereto at least three (3) days prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement(s) or any amendment or supplement thereto without the prior approval of such counsel, which consent shall not be unreasonably withheld.

        h. At the request of the Investor(s) who hold a majority of the Securities being sold, the Company shall furnish, on the date that Securities are delivered to an underwriter, if any, for sale in connection with the Registration Statement (i) if required by an underwriter, a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to such underwriters, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the underwriters and the Investor(s).

        i. The Company shall make available for inspection by (i) any Investor, (ii) any underwriter participating in any disposition pursuant to a Registration Statement, (iii) one firm of attorneys and one firm of accountants or other agents retained by the Investors, and (iv) one firm of attorneys retained by all such underwriters (collectively, the "INSPECTORS") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "RECORDS"), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence provided, however, that each Inspector shall hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (A) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (B) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (C) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its


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expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.

        j. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such investor, at the Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

        k. The Company shall use its best efforts to cause all the Securities covered by a Registration Statement to be listed on each national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Securities is then permitted under the rules of such exchange, and to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. as such with respect to such Securities. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 3(i).

        l. The Company shall cooperate with the Investors who hold Securities being offered and, to the extent applicable, any managing underwriter or underwriters, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or, if there is no managing underwriter or underwriters, the Investor may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Investor may request. Not later than the date on which any Registration Statement registering the resale of Securities is declared effective, the Company shall deliver to its transfer agent instructions, accompanied by any reasonably required opinion of counsel, that permits sales of unlegended securities in a timely fashion that complies with then mandated securities settlement procedures for regular way market transactions.

        m. The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of Securities pursuant to a Registration Statement.

        n. The Company shall use its best efforts to cause the Securities covered by the applicable Registration Statement to be registered with or approved by such other


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governmental agencies or authorities as may be necessary to consummate the disposition of such Securities.

        o. The Company shall provide a transfer agent and registrar of all such Securities not later than the effective date of such Registration Statement.

        p. If requested by the managing underwriters or an Investor, the Company shall immediately incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters and the Investor agree should be included therein relating to the sale and distribution of Securities, including, without limitation, information with respect to the number of Securities being sold to such underwriters, the purchase price being paid therefore by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Securities to be sold in such offering; make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and supplement or make amendments to any Registration Statement if requested by a shareholder or any underwriter of such Securities.

        q. The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

4.      OBLIGATIONS OF THE INVESTOR(S).

        a. At least seven (7) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor's Securities included in the Registration Statement. Each Investor desiring to participate in a registration hereunder shall furnish to the Company such information regarding itself, the Securities held by it and the intended method of disposition of the Securities held by it as shall be reasonably required to effect the registration of such Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

        b. Each Investor, by such Investor's acceptance of the Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement(s) hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Securities from a Registration Statement.

        c. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) or 3(f), such Investor will immediately discontinue the disposition of Securities pursuant to the Registration Statement(s) covering such Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) and, if so directed by


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the Company, such Investor shall deliver to the Company (at the expense of the
Company) or destroy all copies in such Investor's possession, of the prospectus covering such Securities current at the time of receipt of such notice.

        d. No Investor may participate in any underwritten registration hereunder unless such Investor (i) agrees to sell such Investor's Securities on the basis provided in any underwriting arrangements approved by the Investor entitled hereunder to approve such arrangements, (ii) completes and executes ail questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions.

5.      EXPENSES OF REGISTRATION.

        All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company shall be borne by the Company.

6.      INDEMNIFICATION

        In the event any Securities are included in a Registration Statement under this Agreement:

        a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor who holds such Securities, the directors, officers, partners, employees, agents and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 ACT"), and any underwriter (as defined in the 1933 Act) for the Investor, and the directors and officers of, and each Person, if any, who controls, any such underwriter within the meaning of the 1933 Act or the 1934 Act (each, an "INDEMNIFIED PERSON"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys' fees, amounts paid in settlement or expenses, joint or several, (collectively, "CLAIMS") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto "INDEMNIFIED DAMAGES"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Securities are offered ("BLUE SKY FILING"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements therein were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used. prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, "VIOLATIONS"), Subject to the restrictions set forth in Section 6(d) with respect to the number of legal counsel, the Company shall reimburse the Investor and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c); (ii) with respect to any preliminary prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or mission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(c), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it; (iii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company
(i) and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 9.

        b. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an "INDEMNIFIED PARTY"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(d), such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

        c. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution, to the same extent as provided above, with respect to information such persons so furnished in writing expressly for inclusion in the Registration Statement.

        d. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any Indemnifying Party under this Section 6, deliver to the Indemnifying Party a written notice of the commencement thereof, and the Indemnifying Party shall have the right to participate in, and, to the extent the Indemnifying Party so desires, jointly with any other Indemnifying Party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the Indemnifying Party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the Indemnifying Party, if, in the reasonable opinion of counsel retained by the Indemnifying Party, the representation by such counsel of the Indemnified Person or Indemnified Party and the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Company shall pay reasonable fees for only one separate legal counsel for the Investor, and such legal counsel shall be selected by the Investor holding a majority in interest of the

Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate fully with the Indemnifying Party in connection with any negotiation or defense of any such action or claim by the Indemnifying Party and shall furnish to the Indemnifying Party all information reasonably available to the Indemnified Party or Indemnified Person, which relates to such action or claim. The Indemnifying Party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No Indemnifying Party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the Indemnifying Party shall not unreasonably withhold, delay or condition its consent. No Indemnifying Party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from ail liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the Indemnifying Party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to ail third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action shall not relieve such Indemnifying Party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the Indemnifying Party is prejudiced in its ability to defend such action.

        e. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

        f. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the Indemnifying Party may be subject to pursuant to the law.

7.      CONTRIBUTION.

        To the extent any indemnification by an Indemnifying Party is prohibited or limited by law, the Indemnifying Party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that:
(i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in
Section 6; (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; (iii) contribution by any seller of Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Securities; and (iii) contribution by the Company shall be limited as to the gross proceeds received from the sale of the Securities.

8.      REPORTS UNDER THE 1934 ACT.

        With a view to making available to the Investor the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration ("RULE 144"), the Company agrees to:

        a. make and keep public information available, as those terms are understood and defined in Rule 144;

        b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

        c. furnish to each Investor so long as such Investor owns Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration.

9.      ASSIGNMENT OF REGISTRATION RIGHTS.

        The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assignable by an Investor to any transferee of all or any portion of Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; (v) such transfer shall have been made in accordance with the applicable requirements of the Stock Purchase Agreement; (vi) such transferee shall be an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act; and (vii) in the event the assignment occurs subsequent to the date of effectiveness of the Registration Statement required to be filed pursuant to Section 2(a), the transferee agrees to pay all reasonable expenses of amending or supplementing such Registration Statement to reflect such assignment.

10.     AMENDMENT OF REGISTRATION RIGHTS.

        Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who hold two-thirds of the Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

11.     MISCELLANEOUS

        a. A person or entity is deemed to be a holder of Securities whenever such person or entity owns of record such Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Securities.

        b. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (d) one (1) day after deposit with a nationally recognized overnight delivery, service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Photoloft.com
300 Orchard City Drive
Campbell, California 95008
Facsimile: (408) 364-8778

With Copy to:

Cathryn S. Gawne, Esq.
Silicon Valley Law Group
152 North 3rd Street
Suite 900
San Jose, California 95112

        If to an Investor, to its address and facsimile number on Schedule A, with copies to such Investor's counsel as set forth on Schedule A. Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

        c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

        d. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California without regard to the principles of conflict of laws. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

        e. This Agreement and the Stock Purchase Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Stock Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

        f. Subject to the requirements of Section 9, this Agreement shall inure to the benefit and of and be binding upon the permitted successors and assigns of each of the parties hereto.

        g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        h. This Agreement may be executed in two or more identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

        i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

        IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the day and year first above written.

COMPANY:                                    INVESTOR:

PHOTOLOFT.COM                               INTELLECT CAPITAL GROUP, LLC

By:                                         By:
   ------------------------------------        -------------------------------
Name: Jack Marshall                         Name:
Its:  President                             Its:

                                   SCHEDULE A

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          Investor's Name             Address/Facsimile Number of
                                      Investor
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

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


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